DIREXION SHARES ETF TRUST
Direxion Daily Mid Cap Bear 3X Shares (MIDZ)
Direxion Daily Financial Bear 3X Shares (FAZ)
Direxion Daily Small Cap Bear 3X Shares (TZA)
Direxion Daily China Bear 3X Shares (YANG)
Direxion Daily Emerging Market Bear 3X Shares (EDZ)
Direxion Daily Technology Bear 3X Shares (TECS)
Direxion Daily Gold Miners Bull 3X Shares (NUGT)
Direxion Daily Energy Bear 3X Shares (ERY)

Supplement dated March 1, 2013 to the
Summary Prospectus, Prospectus and Statement of Additional Information ("SAI")
dated February 28, 2013

The Board of Trustees of Direxion Shares ETF Trust ("Trust") has approved a reverse split of the issued and outstanding shares of the Direxion Daily Mid Cap Bear 3X Shares, Direxion Daily Financial Bear 3X Shares, Direxion
Daily Small Cap Bear 3X Shares, Direxion Daily China Bear 3X Shares, Direxion Daily Emerging Market Bear 3X
Shares, Direxion Daily Technology Bear 3X Shares, Direxion Daily Gold Miners Bull 3X Shares and the Direxion
Daily Energy Bear 3X Shares (each a "Fund", collectively the "Funds").

After the close of the markets on April 1, 2013 (the "Record Date"), the Funds will affect reverse splits of their issued and outstanding shares as follows:

Fund Name
Reverse Split
Ratio
Approximate
decrease in total
number of
outstanding shares
Direxion Daily Mid Cap Bear 3X Shares
1 for 3
66%
Direxion Daily Financial Bear 3X Shares
1 for 4
75%
Direxion Daily Small Cap Bear 3X Shares
1 for 4
75%
Direxion Daily China Bear 3X Shares
1 for 5
80%
Direxion Daily Emerging Market Bear 3X Shares
1 for 5
80%
Direxion Daily Technology Bear 3X Shares
1 for 5
80%
Direxion Daily Gold Miners Bull 3X Shares
1 for 5
80%
Direxion Daily Energy Bear 3X Shares
1 for 6
83%

As a result of this reverse split, every three, four, five or six shares of the Fund will be exchanged for one share as indicated in the table above.  Accordingly, the total number of the issued and outstanding shares for the Funds will decrease by the approximate percentage indicated above.  In addition, the per share net asset value ("NAV") and next day's opening market price will be approximately three-, four-, five-, or six-times higher for the Funds.  Shareholders of record on the Record Date will participate in the reverse split.  Shares of the Funds will begin trading on NYSE
Arca, Inc. ("NYSE Arca") on a split-adjusted basis on April 2, 2013 (the "Effective Date").

The next day's opening market value of the Funds' issued and outstanding shares, and thus a shareholder's investment value, will not be affected by the reverse split.  The tables below illustrate the effect of a hypothetical one for three, four, five and six reverse splits anticipated for the Funds, as applicable and described above:

1 for 3 Reverse Split
Period
# of Shares Owned
Hypothetical NAV
Total Market Value
Pre-Split
120
$10
$1,200
Post-Split
40
$30
$1,200

1 for 4 Reverse Split
Period
# of Shares Owned
Hypothetical NAV
Total Market Value
Pre-Split
120
$10
$1,200
Post-Split
30
$40
$1,200

1 for 5 Reverse Split
Period
# of Shares Owned
Hypothetical NAV
Total Market Value
Pre-Split
120
$10
$1,200
Post-Split
24
$50
$1,200

1 for 6 Reverse Split
Period
# of Shares Owned
Hypothetical NAV
Total Market Value
Pre-Split
120
$10
$1,200
Post-Split
20
$60
$1,200

The Trust's transfer agent will notify the Depository Trust Company ("DTC") of the reverse split and instruct DTC to adjust each shareholder's investment(s) accordingly.  DTC is the registered owner of the Funds' shares and maintains a record of the Funds' record owners.

Redemption of Fractional Shares and Tax Consequences for the Reverse Split
As a result of the reverse split, a shareholder of a Fund's shares potentially could hold a fractional share.  However, fractional shares cannot trade on the NYSE Arca.  Thus, a Fund will redeem for cash a shareholder's fractional shares at the Fund's split-adjusted NAV as of the Record Date.  Such redemption may have tax implications for those shareholders and a shareholder could recognize gain or loss in connection with the redemption of the shareholder's fractional shares.  Otherwise, the reverse split will not result in a taxable transaction for holders of Fund shares.  No transaction fee will be imposed on shareholders for such redemption.

"Odd Lot" Unit
Also as a result of the reverse split, the Funds will have outstanding one aggregation of less than 50,000 shares to make a creation unit, or an "odd lot unit."  Thus, the Funds will provide one authorized participant with a one-time opportunity to redeem the odd lot unit at the split-adjusted NAV or the NAV on such date the authorized participant seeks to redeem the odd lot unit.

* * * * *

Please retain a copy of this Supplement with your Summary Prospectus, Prospectus and SAI.